UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 15, 2002

WDO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-49612	86-1038019

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

455 Market Street, Suite 1220, San Francisco, CA	94105

(Address of principal executive offices)	(Zip Code)

(415) 999-2210

(Registrant’s telephone number, including area code)

4213 North Tabor Street, Mesa, AZ 85215

Former name or former address, if changed since last report

Item 1. Changes in Control of Registrant
Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Exhibit 2.1
Exhibit 3.1
Exhibit 3.2
Exhibit 3.3

Item 1. Changes in Control of Registrant

     (a)  Description of the Transaction

     On September 25, 2002, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the following parties (a) certain principal shareholders, William D. O’Neal and Stephen F. Burg, (b) our wholly owned subsidiary, FMRC Acquisitions Corp., a Nevada corporation (“Acquisitions Corporation”) and (c) First Medical Resources Corporation, a California corporation (“FMRC”). A copy of the Merger Agreement is attached as an exhibit to this report.

     Pursuant to the Merger Agreement, we issued 18,250,000 shares of our common stock, in the aggregate, to shareholders of FMRC, in exchange for all the outstanding common stock of FMRC, consisting of 18,250,000 shares. Effective on or about October 8, 2002, Acquisitions Corporation and FMRC merged and FMRC survived in accordance with the Agreement of Merger filed with the California Secretary of State on or about October 4, 2002, and Articles of Merger filed with the Nevada Secretary of State on or about October 4, 2002.

     Additionally, pursuant to the Merger Agreement, Mr. O’Neal and Mr. Burg each returned to the treasury 9,125,000 shares of our common stock beneficially owned by them, and we cancelled those shares. Except for the exchange of shares described above, no other consideration was paid or received by any party to the Merger Agreement.

     As a result of the acquisition of FMRC, we underwent a change in control. We issued to the former owners of FMRC, collectively, 18,250,000 shares of our common stock out of a total of 20,000,000 shares of common stock issued and outstanding following the acquisition. As a result, the former owners of FMRC became the owners of 91.25% of our issued and outstanding common stock.

     Pursuant to the Merger Agreement, upon the resignation of Mr. Burg from our Board of Directors, we appointed James D. Durham to our Board of Directors as of the effective date of the merger. Pursuant to the Merger Agreement, registrant’s officers resigned and new officers were duly appointed as of the effective date of the merger. These persons, together with a brief biographical summary for each, are as follows:

          James D. Durham, Chief Executive Officer

          In 1999, Mr. Durham co-founded Market Insite Group, Inc., which offers an exclusive web-based scoring and correlation algorithm to match business with their customers. In 1999, Mr. Durham also founded ChartOne, Inc. to offer web-based storage and retrieval capabilities for medical records, which has over 1,000 hospital customers. In 1993, Mr. Durham founded QuadraMed Corporation, a public company, which offers a suite of software products and services focused on the financial and clinical needs of hospitals. In 1986, in a turn-around situation, Mr. Durham became CEO of Knowledge Data Systems, which was then in bankruptcy, and restructured the company, which returned to profitability and later was sold to Ameritech. From 1971 to 1979, Mr. Durham served in a variety of positions at Medicus Corporation, and became president and chief financial officer of a subsidiary of the company. During this period, Mr. Durham founded the first company in the healthcare industry to use personal computers, which later became a public company as Medicus Systems Corporation.

          Mr. Durham has a B.S. degree in industrial engineering from the University of Florida, graduating with high honors, and has a masters degree in business administration from University of California, Los Angeles. He is a certified public accountant, licensed in Illinois.

          Douglas G. Cave, President

          Mr. Cave has over 20 years of experience in the healthcare industry. From August

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2001 to present, Mr. Cave served as Senior Management Consultant to the Pacific Business Group on Health, where he helped develop key elements for a consumer-driven health plan offered to employer coalition members. From August 2000 to July 2001, he served as Chief Operating Officer for CareGuide, a provider of elder care services, where he restructured the company for successful acquisition by Coordinated Care Solutions. From January 2000 to August 2000, Mr. Cave served as President of LabVelocity, a company that provided a business-to-business platform for linking life science companies in the pharmaceutical and biotechnology industries. In 1995, Mr. Cave founded Practice Patterns Science, a healthcare information technology company, where he served as Chief Executive Officer and a director until October 1999. From 1995 to 1999, Mr. Cave served as a senior vice president at Express Scripts, a pharmacy benefit management company. Between 1990 and 1995, Mr. Cave was a healthcare practice leader and Senior Consultant with Hewitt Associates, an employee benefit and healthcare consulting firm. Prior to 1990, Mr. Cave worked with William M. Mercer in a similar capacity.

          Mr. Cave received a Ph.D. in health policy and planning from the School of Public Health, University of California, Los Angeles (with a minor in business administration). He also has a masters degree in public health in infectious disease epidemiology from the School of Public Health, University of California, Los Angeles. Mr. Cave received a B.S. degree in the biological sciences from the University of California, Irvine.

          Lawrence M. Davis, Chief Financial Officer

          Mr. Davis has more than 25 years experience as a financial executive. From January 1999 to present, Mr. Davis has served as an independent financial consultant, providing consulting services to numerous software and technology companies in preparing for financing events including initial public offerings and venture financings. Such consulting services included creating financial reporting systems, designing and implementing long-range financial forecasts, and providing advice regarding cash management and all aspects of corporate administration. From March 1997 to August 1998, Mr. Davis was the corporate controller and interim CFO of FirstAmerica Automotive, Inc., a publicly held consolidator of automotive dealerships. This company was formed as the result of a reverse merger into a “shell” while simultaneously raising $250 million in debt financing from GE Capital for the purpose of financing seven acquisitions. In 1998, this company was sold to Sonic Automotive. Previously, Mr. Davis served as the CFO of The Nalley Companies, another consolidator of automotive dealerships, where he arranged for its sale to Asbury Automotive. Other professional experience has included serving as a senior credit officer and commercial lender with Citicorp, controllership of the US subsidiary of LeasePlan Holland N.V, Europe’s largest automotive leasing company, and as a member of the audit staff of Arthur Andersen. He also served as a Regular Army officer in tank battalions in the former Federal Republic of Germany and in the stateside.

     Mr. Davis earned his masters degree in business administration and B.S. in accounting from Auburn University, and a B.S. degree in mechanical engineering and Russian language from the US Military Academy at West Point, NY. He is licensed as a certified public accountant by the State of Georgia.

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          Change in Business Direction

          With the acquisition of FMRC, we have decided to change our business direction and intend to devote our efforts to providing professional services and expertise in health disciplines related to third party administration. We plan to acquire and operate companies involved in third party administration. We intend to provide a platform for select companies in third party administration to consolidate and create sufficient critical mass to provide access to capital and professional management. As part of this process, we plan to build a common technology backbone, open new markets, and reinvest in professional staff to create a larger revenue opportunity. The new officers of the registrant will be implementing this strategy. WDO’s new management brings years of experience in developing and operating healthcare companies.

     (b)  Future Changes in Control.

     We are not aware of any arrangements the operation of which may at a subsequent date result in a change of control of the registrant.

Item 2. Acquisition or Disposition of Assets.

     Pursuant to the Merger Agreement, we acquired ownership of all the issued and outstanding capital shares of FMRC, and as a result FMRC became our wholly owned subsidiary. We believe the acquisition of the FMRC will qualify as a tax-free reorganization pursuant to Section 351 and 368(a) of the Internal Revenue Code of 1986, as amended.

     The 18,250,000 shares of common stock we issued to the former owners of FMRC were not registered under the Securities Act of 1933, as amended (the “Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Act, on the basis that the transaction did not involve a public offering. All certificates evidencing the shares we issued bear a customary form of investment legend and may not be sold, pledged, hypothecated or otherwise transferred unless first registered under the Act or pursuant to an available exemption from such registration requirements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

     We will file the annual financial statements of FMRC required pursuant to this item as an amendment to this report within sixty (60) days.

     (b)  Pro Forma Financial Information.

     We will file pro forma condensed financial information required pursuant to this item as an amendment to this report in sixty (60) days.

     (c)  Exhibits.

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     The following exhibits are included as part of this report:

2.1	Agreement and Plan of Merger dated September 25, 2002 by and among WDO Corporation, FMRC Acquisitions Corporation, William D. O’Neal, Stephen F. Burg and First Medical Resources Corp.

3.1	Amended and Restated Articles of Incorporation of WDO Corporation

3.2	Certificate of Merger filed with the Nevada Secretary of State on October 4, 2002.

3.3	Agreement of Merger filed with the California Secretary of State on October 4, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2002	WDO Corporation

	By:	/s/ James D. Durham

James D. Durham, Chief Executive Officer

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